UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013 (September 24, 2013)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 24, 2013, American Realty Capital Healthcare Trust, Inc. (the “Company”), through wholly owned subsidiaries of its operating partnership, closed its acquisition of a fee simple interest in four properties which serve as regional headquarters for UnitedHealthcare Services, Inc. located in Cypress, California, Indianapolis, Indiana and Wisconsin (Onalaska and Wauwatosa) (collectively, the “UnitedHealthcare Portfolio”). The sellers of the properties were Inland American Cypress Katella, LLC, Inland American Indianapolis Woodland, LLC, Inland American Wauwatosa Research, LLC and Inland American Onalaska Midwest, LLC (collectively, the “Sellers”). None of the Sellers has a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the UnitedHealthcare Portfolio was $122.3 million, exclusive of closing costs. The Company funded the acquisition of the properties with proceeds from its recently completed initial public offering. The Company may seek financing on the properties in the UnitedHealthcare Portfolio post-closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The UnitedHealthcare Portfolio contains an aggregate of approximately 0.6 million rentable square feet and is 100% leased to UnitedHealthcare Services, Inc., a subsidiary of UnitedHealth Group Incorporated, which carries an investment grade credit rating as determined by major credit rating agencies.

The weighted average remaining lease term for the UnitedHealthcare Portfolio is 7.8 years. The leases contain rent increases of 2.0% annually and three, five-year extension options. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Aggregate annualized rental income for the UnitedHealthcare Portfolio is $9.7 million.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary audited and unaudited financial statements of UnitedHealth Group Incorporated, the parent of the lessee as described above in Item 2.01 of this Current Report on Form 8-K. UnitedHealth Group Incorporated currently files its financial statements in reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained from the website maintained by the SEC at www.sec.gov and the following audited and unaudited summary financial data regarding UnitedHealth Group Incorporated are taken from such filings:

	Six Months Ended June 30,	Fiscal Year Ended December 31,
(Amounts in Millions)	2013 (Unaudited)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Consolidated Condensed Statements of Income
Total revenue	$60,748	$110,618	$101,862	$94,155
Earnings from operations	4,540	9,254	8,464	7,864
Net earnings attributable to UnitedHealthcare Group common shareholders	2,628	5,526	5,142	4,634

	June 30, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
(Amounts in Millions)
Consolidated Condensed Balance Sheets
Total assets	$80,201	$80,885	$67,889	$63,063
Long –term debt less, current maturities	15,543	14,041	10,656	8,662
Total liabilities	48,051	47,586	39,597	37,238
Total shareholders’ equity	31,381	31,178	28,292	25,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: September 26, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors